EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of China Shoe Holdings, Inc. (the "Company") for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gu Xianzhong, as President and Chief Executive Officer of the Company and Angus Cheung Ming, as Chief Financial Officer of the Company,each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gu Xianzhong
Name: Gu Xianzhong
Title: President and Chief Executive Officer
(Principal Executive Officer)

/s/ Angus Cheung Ming
Name: Angus Cheung Ming
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: November 19, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Shoe Holdings, Inc. and will be retained by China Shoe Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.